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                                                                   EXHIBIT 23.06

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Tele-Communications, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-4 of AT&T Corp. of our reports, dated March 20, 1998, except for note 19 which is as of January 6, 1999, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and all related financial statement schedules, which reports appear in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 1), of Tele-Communications, Inc., and to the reference to our firm under the heading "Experts" and "Selected Historical Financial Information" in the registration statement.

                                          /s/ KPMG LLP
                                          KPMG LLP

Denver, Colorado
January 7, 1999